EXHIBIT 10.2

FOURTH AMENDMENT TO

HASBRO, INC. 2003 STOCK INCENTIVE PERFORMANCE PLAN

The Hasbro, Inc. 2003 Stock Incentive Performance Plan (the "2003 Plan"), as amended, is hereby further amended in the manner set forth below by this fourth amendment (the “Fourth Amendment”).  The effective date for this Fourth Amendment is July 26, 2006 (the “Effective Date”).  Any terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the 2003 Plan.

1.

The definition of a “Change in Control”, as such definition appears in Exhibit A to the 2003 Plan, is amended such that the lead-in to the definition, which currently states that a Change in Control is “Any of the following events:”, before listing the enumerated situations that constitute a Change in Control under the 2003 Plan, is deleted and replaced with the following: “Any of the following events, except to the extent that the Administrator, in its discretion, determines to further restrict the definition of a Change in Control for any given Award or Awards under the Plan at the time that such Award or Awards are made (with any such restriction eliminating and/or narrowing one or more of the following listed events as they would constitute a Change in Control for the impacted Award(s)):”  The intent of this amendment is to give the Administrator authority to use more restrictive definitions of a Change in Control for particular Awards under the 2003 Plan where the Administrator determines that a more narrow definition is appropriate for such Awards, including, but not limited to, in order for an Award to comply with the requirements of Section 409A of the  Code.

2.

Section 8(a)(2)  of the 2003 Plan is hereby deleted and replaced in its entirety with the following:

“(2) The amount of cash to be paid with respect to Stock Options, SARs, Restricted Stock, Deferred Stock , Unrestricted Stock and Performance Awards providing for shares of Stock shall be determined by multiplying the number of such Awards by (i) in the case of Restricted Stock, Unrestricted Stock, Deferred Stock and Performance Awards providing for shares of Stock, the CIC Price, provided, however, that in the case where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the number of Awards to be multiplied shall be the number of shares issued or vested pursuant to the Award as determined in accordance with the Award agreement and in the case where the performance period, if any, has not been completed upon the occurrence of a Change in Control, the number of Awards to be multiplied shall be either, as determined by the Administrator at the time of grant of the Award and set forth in the Award agreement, the (i) target number of such Awards as determined by the Administrator at the time of grant or (ii) higher of the target number of such Awards as determined by the Administrator at the time of grant and the number of shares issuable based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, unless the Administrator has set forth in the applicable Award agreement that no such proration shall take place, in which case the Award would not be so prorated according to the amount of the performance period completed, (ii) in the case of Stock Options, the difference between the exercise price per share and the CIC Price, if the CIC price is higher, and (iii) in the case of SARs, the difference between the exercise or designated price per share and the CIC Price, if the CIC price is higher. In addition, all accrued dividends and dividend equivalents or interest accrued on deferred settlements shall be paid. In the case of Cash Awards the amount of cash to be paid shall be determined, (i) where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the value of such award as determined in accordance with the Award agreement and (ii) where the performance period, if any, has not been completed upon the occurrence of a Change in Control, either, as determined by the Administrator at the time of grant of the Award and set forth in the Award agreement, the (i) target value of such Awards as determined by the Administrator at the time of grant or (ii) the higher of the target value of such Awards as determined by the Administrator at the time of grant and the value of such awards based on actual performance to date, in each case prorated based on the number of fiscal years then completed during the performance period, unless the Administrator has set forth in the applicable Award agreement that no such proration shall take place, in which case the Award would not be so prorated according to the amount of the performance period completed.